12/18/1998 09:03 AM SM F199-808-34816

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

DEC 17 1998

No. C29506-98
(For filing office use)

DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

Filing fee:
Receipt #:

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form. TYPE OR PRINT (BLACK INK ONLY)

1. **NAME OF CORPORATION:** Explore Technologies, Inc.
2. **RESIDENT AGENT:** (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: Michael A. Cane

Street Address: 101 Convention Center Dr., Suite 1200 (Street No. / Street Name) Las Vegas, NV (City) 89109 (Zip)

3. **SHARES:** (number of shares the corporation is authorized to issue)

Number of shares with par value: 25 Million Par value: $.001 No. without par value: ______

4. **GOVERNING BOARD:** shall be styled as (check one): X Directors ______ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 1 member(s) and the names and addresses are as follows:

Name	Address	City/State/Zip
Michael A. Cane	101 Convention Center Dr., #1200, Las Vegas, NV 89109	

5. **PURPOSE:** (optional) : The purpose of the corporation shall be:

6. **OTHER MATTERS:** This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0.

7. **SIGNATURES OF INCORPORATORS:** The names and addresses of each of the incorporators signing the articles.

Name (print): Michael A. Cane	Name (print):
Address: PO Box 12927 City/State/Zip: Las Vegas, NV 89112	Address: City/State/Zip:
Signature: [signature]	Signature:
State of Nevada County of Clark	State of ______ County of ______
This instrument was acknowledged before me on December 17, 1998, by	This instrument was acknowledged before me on ______, 19__, by
Michael A. Cane (Name of Person)	______ (Name of Person)
as incorporator of Explore Technologies, Inc.	as incorporator of ______
[signature] Notary Public Signature (affix notary stamp or seal)	Notary Public Signature (affix notary stamp or seal)

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
Appt. No. 96-1957-1

8. **CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:**

I, Michael A. Cane, hereby accept appointment as Resident Agent for the above named corporation.

[signature]
Signature of Resident Agent

12-17-98
Date

FROM : FAX NO. : 6044680957 May. 17 2002 02:13PM P3

150

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Office Use Only:
FILED # C 29506-98
MAY 17 2002
IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: EXPLORE TECHNOLOGIES, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1- The name of the Corporation be amended to PAN ASIA COMMUNICATIONS CORP.

ARTICLE 3- The share capital is amended to increase from Twenty Five Million shares (25,000,000) to One Hundred Million shares (100,000,000).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 60%

4. Officer Signature (Required):

ROD JAO - PRESIDENT

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

TA$150-

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Office Use Only:

FILED # C2950698

MAR 1 9 2003

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: PAN ASIA COMMUNICATIONS CORP.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1 - The name of the Corporation be amended to HUBEI PHARMACEUTICAL GROUP. LTD.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 57.5%.*

4. Officer Signature (Required):

Mark Glusing, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

ABT15

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 29506-98

JAN 0 6 2005

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Hubei Pharmaceutical Group, Ltd.

2. The articles have been amended as follows (provide article numbers, if available):

Upon filing of this Certificate of Amendment, Article 1 of the Company's Articles of Incorporation will be amended to read in its entirety as follows:

NAME OF CORPORATION: Amersin Life Sciences Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 21,583,666 (67.4%)

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature] H. Y. (Reid) Li, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

1/6/2005 10:58:59 AM $350.00
RH C20050106-0232

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070200322-98
	Filing Date and Time 03/22/2007 1:02 PM
	Entity Number C29506-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Amersin Life Sciences Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 - NAME OF CORPORATION is hereby amended as follows:

The name of the Corporation is "GOLDEN TECH GROUP, LTD."

Article 3 - CAPITAL STOCK is hereby amended by the addition of the following provision:

"Section 2. Recapitalization. Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one-twentieth (1/20) of a share (the "New Common Stock"), subject to the treatment of fractional share interests as described below.

[PLEASE SEE ATTACHMENT FOR COMPLETE AMENDMENT]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 58.75%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT

ARTICLES OF INCORPORATION OF

AMERSIN LIFE SCIENCES CORPORATION

The undersigned, being the President and Secretary of AMERSIN LIFE SCIENCES CORPORATION, a corporation organized and existing under the laws of the State of Nevada, does hereby certify:

That the Company, through written consent of shareholders holdings a majority of the issued and outstanding shares of common stock on February 2, 2007, adopted a resolution to amend the Articles of Incorporation. The amendment set forth below to the Company's Articles of Incorporation was duly adopted in accordance with the provisions of the Nevada Revised Statutes §§78.385 and 78.390 by vote of the Shareholders of the Company and shall be effective upon filing.

Article 1 - NAME OF CORPORATION is hereby amended as follows:

The name of the Corporation is "GOLDEN TECH GROUP, LTD."

Article 3 - CAPITAL STOCK is hereby amended by the addition of the following provision:

"Section 2. Recapitalization. Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one-twentieth (1/20) of a share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Exchange Agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive new Certificates pursuant to the provisions hereof. A record holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, one full share. If more than one Old Certificate shall be surrendered at one time for the account of the same record

stockholder, the number of full shares of New Common Stock for which new Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Exchange Agent determines that a record holder of Old Certificates has not tendered all of his certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of that record holder have been presented for exchange such that issuance for fractional shares to any one person shall not exceed one full share. If any new Certificate is to be issued in the name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the exchange Agent that such taxes are not payable. From and after the Effective Date the amount which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 19,103,666 (58.75%); that the amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

AMERSIN LIFE SCIENCES CORPORATION

By:____________________________
H.Y. (Reid) Li, President

By:____________________________
H.Y. (Reid) Li, Secretary

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070251854-94
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/10/2007 2:15 PM
	Entity Number C29506-1998

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GOLDEN TECH GROUP, LTD.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3 - CAPITAL STOCK is hereby amended by the addition of the following provision:

"The total number of shares of authorized capital stock of this corporation shall be 500,000,000 shares, $0.0001 par value."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 58.75%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Filed in the office of	Document Number
Barbara K. Cegavske	20180079998-93
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/21/2018 12:40 PM
	Entity Number C29506-1998

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Golden Tech Group, Ltd.

2. The articles have been amended as follows: (provide article numbers, if available)

IT IS RESOLVED, that the Corporation is hereby authorized to amend its Articles of Incorporation to change its name to Mega Win Investments, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

MEGA WIN INVESTMENTS, INC.

Nevada Business Identification # NV19981408393

Expiration Date: December 31, 2018

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 22, 2018

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180318944-30
Secretary of State	Filing Date and Time: 07/19/2018 8:32 AM
State of Nevada	Entity Number: C29506-1998

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Mega Win Investments, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

IT IS HEREBY RESOLVED, the Corporation is authorized to change its name to Invech Holdings, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

INVECH HOLDINGS, INC.

Nevada Business Identification # NV19981408393

Expiration Date: December 31, 2018

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 19, 2018

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.